Exhibit 23


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-108052, 333-59238 and 333-118235) pertaining to the Becton,
Dickinson and Company Savings Incentive Plan and in the related prospectuses of our report dated December 15, 2006, with respect to the financial statements and supplemental schedule of the Becton, Dickinson and Company Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2006.


                                                       /s/ Ernst & Young LLP


New York, New York
December 18, 2006